UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             DAIRY FRESH FARMS INC.
             (Exact name of registrant as specified in its charter)

               Nevada                              98-0407549
     (State of incorporation or       (I.R.S. Employer Identification No.)
            organization)

   413 Churchill Avenue N. Ottawa,
           Ontario, Canada                          K1Z 5C7

   (Address of principal executive                 (Zip Code)
              officers)

         Title of each class             Name of each exchange on which
          to be registered               each class is to be registered

 Common shares, par value of $0.001                   None
            per Share

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box [x]

Securities Act registration statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

               Common shares with a par value of $0.001 per share

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered

A description of the Registrant's Common Stock is set forth under the caption "Description of Securities" contained in the prospectus included in the Company's Registration Statement on Form SB-2 (File No. 333-111486) as originally filed with the Securities and Exchange Commission on December 23, 2003 or as subsequently amended (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits

     3 Articles of Incorporation (incorporated by reference from [Issuer] Registration Statement on Form SB-2 filed on December 23, 2003, Registration No. 333-111486)

     3(ii) By-laws (incorporated by reference from [Issuer] Registration
           Statement on Form SB-2 filed on December 23, 2003, Registration No. 333-111486)

     4 Stock Specimen (incorporated by reference from [Issuer] Registration Statement on Form SB-2 filed on December 23, 2003, Registration No. 333-111486)

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.


By:

                                        /S/ ROBERT C. HARRISON
                                        ------------------------
                                        By: ROBERT C. HARRISON
                                        President, CEO, Director

August 2, 2006